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                                                                  EXHIBIT 10.3

                             CONSULTING AGREEMENT

      CONSULTING AGREEMENT dated as of June 17, 1999 by and between TBM HOLDINGS, INC., a Florida corporation (the "Company"), and COLT SERVICES, INC., a Connecticut corporation ("Colt") and TBM CONSULTING GROUP, INC., a North Carolina company ("TBM" and together with Colt the "Consultants").

                             W I T N E S S E T H:

      WHEREAS, the Consultants have worked together extensively and both have been instrumental in developing and sponsoring the Company's current business opportunity and both bring skills critical to implementing the Company's business plan; and

      WHEREAS, the Company desires the Consultants to serve as its senior level advisors in providing advice as to analyzing, pursuing and consummating merger, acquisition, divestiture, financing, refinancing, and recapitalization transactions and the like ("Transactions"); provided, however, that the Company acknowledges that while the Consultants bring desired and appropriate expertise in advising as to Transactions, it understands that the Consultants do not have the personnel and other resources required to execute Transactions (which will be supplied or arranged by the Company).

      NOW, THEREFORE, the parties agree as follows:

                              ARTICLE I.  TERMS.

            1.01. Any reference to the Company or the Consultants includes a reference to their duly authorized agents except that, with respect to the Company, the Consultants for this purpose are not deemed to be an agent.

                  ARTICLE 2.  ENGAGEMENT OF THE CONSULTANTS.

            2.01. The Company hereby engages the Consultants, and each of the Consultants hereby agrees, for the period beginning on the date hereof and ending upon the termination of this Agreement, to provide consulting services to the Company regarding the implementation of the Company's Business Plan. The Consultants will provide advice, input, judgment, contacts and referrals in good faith to the Company and its senior management regarding the pursuit and consummation of Transactions, including advice regarding generating deal flow; screening, initial acquisition and follow-on acquisition opportunities; reviewing offering proposals and projections; reviewing draft business plans and financing books for desired Transactions; meeting with potential acquisition targets; review of due diligence material; advising as to deal structure and implications; assistance with negotiations, legal


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process and closing process; and to perform such other services as is mutually agreed to by the parties hereto.

            2.02. The Consultants and the Company shall observe and comply with the provisions of this Agreement and all applicable laws and regulations in effect from time to time in any and all jurisdictions where the Company and the Consultants perform services until each of their appointments shall be terminated as hereinafter provided.

            2.03. Each of the Consultants shall devote as much time as is necessary and appropriate to the performance of its duties hereunder as it sees fit.

            2.04. The functions and duties which the Consultants undertake hereunder shall not be exclusive, and the Consultants will perform similar functions and duties for others and others may perform similar functions and duties for the Company.

            2.05. Each of the Consultants shall keep or cause to be kept such books, records and statements as may be necessary to give a complete record of all transactions carried out by such Consultant on behalf of the Company and support given to the Company in relation to all matters which are the responsibility of such Consultant hereunder (including, without limitation, all amounts expended on behalf of the Company) and shall permit the Company to inspect such books, records and statements at all reasonable times and shall provide them with such information and explanations as they may reasonably require.

                         ARTICLE 3.  CONSULTING FEES.

            3.01. In consideration of the services to be performed by the Consultants hereunder the Company shall pay to the Consultants an aggregate Completion Fee of one percent (1%) of enterprise value of any merger, acquisition or divestiture and 1% of the face amount financed, refinanced or committed in any financing, in each case up to a maximum of $600,000 per Transaction (the "Completion Fee"). The Consultants hereby agree that Colt is to receive an amount equal to 75% of the Completion Fee and TBM is to receive an amount equal to 25% of the Completion Fee. At the request of the Consultants (or any one of them) and upon the consent of the Company's Board of Directors, the Completion Fee may be paid in shares of the Company's common stock. At the discretion of the Company's Board of Directors, the amount of the Completion Fee may be increased on a Transaction by Transaction basis if the Consultants provide extraordinary service or value. If this Agreement is terminated pursuant to the terms of Article 4, the Consultants shall be entitled to a Completion Fee for all Transactions consummated prior to termination and all Transactions initiated prior to termination and completed within 24 months following the termination of this Agreement. From the date hereof, each of the Consultants agree that neither it nor any of its employees, agents, shareholders or principals will hold themselves out as or characterize themselves as an employee of the Company for any purpose.


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                               ARTICLE 4. TERM.

            4.01. The Term this Agreement shall commence on the date first set forth above and shall continue until terminated as provided herein. This Agreement shall not be terminated prior to the fifth anniversary of the acquisition of the Company's first operating company. If this Agreement is not terminated on or prior to the fifth anniversary of the acquisition of the Company's first operating company, it will continue for successive 12-month periods unless canceled by the Company upon at least 60 days' written notice prior to the end of each such period.

            4.02. Notwithstanding the foregoing, the Company may terminate this Agreement in the event of a sale of all or substantially all of the assets of the Company or a sale of a majority of the voting stock of the Company in a single transaction or a series of coordinated transactions, but only if there are no longer any representatives of Colt or TBM on the Company's Board of Directors or if either Colt or TBM are no longer managing the business operations of the Company; provided that the Consultants shall be entitled to a termination payment, payable in full on the date of termination, in an amount equal to the Completion Fee.

            4.03. On termination of this Agreement, the powers, duties, discretion and/or functions delegated by the Company to the Consultants hereunder shall automatically be withdrawn and revoked.

                             ARTICLE 5. EXPENSES.

            The Company shall reimburse the Consultants for all pre-approved expenses they incur in connection with the services performed hereunder.

                          ARTICLE 6.  MISCELLANEOUS.

            6.01. Neither of the parties hereto, either during the continuance of this Agreement or after its termination, shall disclose to any person (except with the written authority of the other party or unless ordered to do so by a court of competent jurisdiction) any information relating to the business, assets, finances or other affairs of a confidential nature of the other party of which it may have become possessed during the period of this Agreement and each party shall use its reasonable endeavors to prevent any such disclosure as aforesaid.

            6.02. The Consultants shall have no liability to the Company for any advice or other services rendered hereunder. The Company shall indemnify and save harmless each of the Consultants, its officers, directors, employees and stockholders from and against any and all losses, liabilities, expenses (including, without limitation, reasonable fees and disbursements of


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counsel), claims, liens, or other obligations whosoever which the Consultants may suffer or incur by virtue of or as a result of its consultancy with the Company.

            6.03. This Agreement contains the entire understanding of the parties hereto. This Agreement shall be binding upon the successors, permitted assigns, administrators and legal representatives of the parties hereto. This Agreement may not be assigned by the Company or the Consultants without the consent of the other party hereto.

            6.04. No oral modification or waiver of this Agreement, or any part hereof, shall be valid or effective unless in writing and signed by the party or parties sought to be charged therewith; and no waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether of like or different nature.

            6.05. This Agreement may be executed simultaneously in two or more counterparts, each of which is deemed an original, but all of which together shall constitute one and the same instrument.

            6.06. All notices, requests, demands and other communications hereunder shall be in writing, shall be effective upon receipt and shall be sent by certified mail, or by cable or telex confirmed by such mail, to the following addresses:

                     If to the Consultants:     Colt Services, Inc.
                                                1 Sea Spray Road
                                                Westport, CT  06880

                                                TBM Consulting Group, Inc.
                                                4004 Ben Franklin Boulevard
                                                Durham, NC  27704

                     If to the Company:         TBM Holdings, Inc.
                                                136 Main Street
                                                Westport, CT  06880

provided, however, that any of the parties hereto may, from time to time, give to the other notice of some other address to which communications to it shall be sent, in which event notice to such party shall be sent to such address.

            6.07. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut (without giving effect to the principles of conflicts of laws thereof). In the event that any action to enforce this Agreement or to seek remedies as a result of a breach of this Agreement is brought in the State or Federal Courts of Connecticut, to the extent allowable by applicable law, the prevailing party in any such action shall be entitled to be



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reimbursed for all costs of enforcement and litigation, including, without limitation, all attorneys' fees.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                TBM HOLDINGS, INC.


                                By: /s/William A. Schwartz
                                   --------------------------------------
                                   William A. Schwartz
                                   President


                                COLT SERVICES, INC.


                                By: /s/Daniel A. Levinson
                                   --------------------------------------
                                   Daniel A. Levinson
                                   President


                                TBM CONSULTING GROUP, INC.


                                By: /s/Anand Sharma
                                   --------------------------------------
                                   Anand Sharma
                                   President




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